Exhibit 99.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about what action to take, we recommend that you immediately seek your own personal financial advice from an appropriately authorized independent professional advisor.

This document should be read in conjunction with the prospectus dated •, 2006, which, together with any amendments or supplements thereto, collectively constitute the “Prospectus”. The definitions used in the Prospectus apply in this ADS letter of transmittal. All terms and conditions contained in the Prospectus applicable to American Depositary Shares are deemed to be incorporated in and form part of this ADS letter of transmittal.

ADS LETTER OF TRANSMITTAL

To Tender American Depositary Shares (“ADSs”),

Each ADS Representing one Ordinary Share, nominal value €1.20 per share,

of

ENDESA, S.A. (“ENDESA”),

Pursuant to the U.S. Offer to Exchange by

GAS NATURAL SDG, S.A. (“GAS NATURAL”)

The U.S. Offer is subject to the conditions described in “Part Five-The Exchange” of the Prospectus.

THE U.S. OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:00 A.M. NEW YORK CITY TIME (5:00 P.M. MADRID, SPAIN TIME) ON •, 2006, UNLESS THE U.S. OFFER IS EXTENDED (THE “OFFER PERIOD”). HOLDERS OF ENDESA SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCES OF THE U.S. OFFER UNTIL THE EXPIRATION OF THE OFFER PERIOD.

THE U.S. EXCHANGE AGENT:

THE BANK OF NEW YORK

By Mail:	By Hand or Overnight or Courier:
The Bank of New York Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248 (212) 815-7048	The Bank of New York Tender & Exchange Department 101 Barclay Street Receive and Deliver Window, Street Floor New York, NY 10286 (212) 815-7048

By Facsimile Transmission (for Eligible Institutions Only):

(212) 815-6433

To confirm facsimile transmission only:

(212) 815-6212

Delivery of this ADS letter of transmittal to an address other than as set forth above will not constitute a valid delivery. Delivery of this ADS letter of transmittal to Gas Natural, Endesa, or to The Depository Trust Company will not constitute valid delivery to the U.S. Exchange Agent. You must sign this ADS letter of transmittal in the appropriate space provided therefor and complete the substitute form W-9.

THE INSTRUCTIONS ACCOMPANYING THIS ADS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE ADS LETTER OF TRANSMITTAL IS COMPLETED

THIS ADS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TENDERING ENDESA ADSs. DO NOT USE THIS ADS LETTER OF TRANSMITTAL FOR TENDERING ENDESA ORDINARY SHARES.

If you have sold or otherwise transferred any of your registered holdings of Endesa ADSs, please pass a copy of this document and the accompanying Prospectus, as soon as possible to the purchaser or transferee, or to the broker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, the U.S. offer is not being made directly or indirectly in any jurisdiction where prohibited by applicable law and such documents should not be distributed, forwarded or transmitted into or from any jurisdiction where prohibited by applicable law by means whatsoever including without limitation mail, facsimile, transmission, telex or telephone.

This ADS letter of transmittal is to be completed by holders of ADSs of Endesa, a Spanish sociedad anónima, if (i) American Depositary Receipts (“ADRs”) representing the Endesa ADSs are to be forwarded herewith; or (ii) unless an agent’s message is utilized, delivery is to be made by book-entry transfer to the account of The Bank of New York (the “U.S. Exchange Agent”) at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures described in the Prospectus, under “Part Five—The Exchange Offer-Procedures for Tendering”. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the U.S. Exchange Agent. See Instruction 2.

This ADS letter of transmittal cannot be used to tender Endesa ordinary U.S. shares not represented by Endesa ADSs. If you would like to tender you Endesa ordinary shares, you should use a separate U.S. Form of Acceptance for Endesa ordinary shares being provided to holders of Endesa ordinary shares. See Instruction 7.

Similarly, a tendering holder of Endesa ADSs to the U.S. Exchange Agent can be made only by the holder of record of the Endesa ADSs. If you are the beneficial owner of Endesa ADSs that are held through a broker, dealer, commercial bank, trust company or other nominee that is the record holder of those Endesa ADSs, the tendering of your Endesa ADSs will be made by book-entry transfer to an account maintained by the U.S. Exchange Agent at The Depository Trust Company.

If delivery of Endesa ADSs is to be made by book-entry transfer to an account maintained by the U.S. Exchange Agent at the Book-Entry Transfer Facility, then either this ADS letter of transmittal or an agent’s message should be used. The term “agent’s message” means a message which is transmitted by the Book-Entry Transfer Facility to and received by the U.S. Exchange Agent and which forms a part of a book-entry confirmation. This message must state that the Book-Entry Transfer Facility has received an express acknowledgment from a participant in the Book-Entry Transfer Facility’s system that (i) the participant is tendering Endesa ADSs that are subject of a confirmation of a book-entry transfer, (ii) the participant has received and agrees to be bound by the applicable letter of transmittal, and (iii) Gas Natural and the U.S. Exchange Agent may enforce the agreement against the participant.

Your bank or broker can assist you in completing this ADS letter of transmittal. The instructions included with this ADS letter of transmittal must be followed. In the event of an inconsistency between the terms and procedures in this ADS letter of transmittal and the Prospectus, the terms and procedures in the Prospectus shall govern. Please contact Georgeson Shareholder Communications, Inc., the information agent for the offer, toll-free at (888) 206-0860 (banks and brokers (212) 440-9800) to discuss any questions and requests for assistance and to obtain additional copies of the Prospectus and this ADS letter of transmittal.

☐	CHECK HERE IF ENDESA ADSs ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE U.S. EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

BOX 1: DESCRIPTION OF ENDESA ADSs TENDERED
Name(s) and address(es) of registered owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate)	Endesa ADSs tendered (attach additional list if necessary)(1)
	Certificate Number(s)(2)	Total Number of Endesa ADSs Represented by Certificate(s)	Number of Endesa ADSs Tendered

Total Certificated ADSs Tendered
Total Book ADSs Tendered
Total ADSs tendered

(1)    You must complete Box 4 and 5 in accordance with the instructions set out therein and, if appropriate, Boxes 2 and 3.

(2)    Certificate numbers are not required if tender is made by book-entry transfer.

IF ANY OF THE CERTIFICATES REPRESENTING ENDESA ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED OR STOLEN, PLEASE CONTACT CITIBANK, N.A., DEPOSITARY OF THE ENDESA ADS FACILITY, AND FOLLOW THE PROCEDURES FOR REPLACING LOST, DESTROYED OR STOLEN ADRs (SEE INSTRUCTION 8).

NOTE:    SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Gas Natural, a Spanish sociedad anónima, the above-described American depositary shares (“ADSs”) of Endesa, a Spanish sociedad anónima, pursuant to Gas Natural’s offer to exchange each outstanding Endesa ADS for either 0.569 Gas Natural ADSs (each Gas Natural ADS representing one Gas Natural ordinary share) or 0.569 ordinary shares, plus an amount in cash in U.S. dollars equivalent, after expenses, to €7.34, without interest, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, and in this ADS letter of transmittal (which, together with the Prospectus, and any amendments or supplements hereto or thereto, collectively constitute the “U.S. offer”). The U.S. offer is being made in connection with Gas Natural’s offer to acquire all of the outstanding Endesa ordinary shares, including Endesa ordinary shares represented by Endesa ADSs.

The U.S. offer contains an election feature that allows the undersigned to elect to receive for each tendered Endesa ADS, in addition to the above-mentioned cash consideration, either:

•	0.569 Gas Natural ADSs; or

•	0.569 Gas Natural ordinary shares.

The undersigned is not required to make any election, in which case the undersigned shall automatically receive Gas Natural ADSs (the “Standard Entitlement”). The undersigned acknowledges and agrees that, if the undersigned does not properly complete and submit its election pursuant to this ADS letter of transmittal, or if there are errors or mistakes in completing the election, Gas Natural shall be able to determine, in its sole discretion, that any tendered Endesa ADSs shall receive the Standard Entitlement.

The undersigned hereby instructs the U.S. Exchange Agent to accept the U.S. offer on behalf of the undersigned with respect to the Endesa ADSs (which expression in this ADS letter of transmittal shall, except where the context otherwise requires, be deemed to include, without limitation, the Endesa ordinary shares represented thereby) delivered herewith.

Subject to, and effective upon, acceptance for payment for the Endesa ADSs tendered herewith, in accordance with the terms of the U.S. offer (including, if the U.S. Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Gas Natural all right, title and interest in and to all the Endesa ADSs being tendered hereby (and any and all other Endesa ordinary shares or other securities issued or issuable in respect thereof) and all dividends, distributions (including, without limitation, distributions of additional Endesa ADSs or Endesa ordinary shares) and rights declared, paid or distributed in respect of such shares or securities on or after the settlement date of the U.S. offer (collectively, “distributions”) and irrevocably appoints The Bank of New York, as the U.S. Exchange Agent, the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the U.S. Exchange Agent is also acting as the agent of Gas Natural in connection with the U.S. offer, with respect to such Endesa ADSs and the distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), (a) to have the ADRs evidencing the Endesa ADSs and any distributions delivered to the U.S. Exchange Agent or, if tender is by book-entry transfer, transfer Endesa ADSs and any distributions to the account of the U.S. Exchange Agent at The Depository Trust Company (hereinafter referred to as the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity to the U.S. Exchange Agent or upon the order of the U.S. Exchange Agent, in each case, acting upon the instruction of Gas Natural, (b) to surrender such Endesa ADSs for the purpose of withdrawal of the underlying Endesa ordinary shares in accordance with the deposit agreement, (c) to instruct Citibank, N.A., the depositary of the Endesa ADS facility, to deliver the certificates evidencing the Endesa ordinary shares underlying the Endesa ADSs, or transfer ownership of such Endesa ordinary shares underlying the Endesa ADSs on the account books maintained with respect to the Endesa ordinary shares, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Gas Natural, (d) to combine the undersigned’s fractional entitlements to Gas Natural ADSs or Gas Natural ordinary shares with other fractional entitlements and sell them on the New York Stock Exchange or the Automated Quotation System in Spain, as applicable, (e) to tender, or to cause to be tendered, the Endesa ordinary shares underlying the tendered Endesa ADSs as part of the Spanish centralizing procedures as soon as practicable after the expiration of the offer period, and (f) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Endesa ADSs (and all such other Endesa ordinary shares or securities) and any distributions, all in accordance with the terms and conditions of the U.S. offer.

The undersigned agrees that Gas Natural may instruct the U.S. Exchange Agent to take the actions specified in clauses (a), (b), (c) or (e) above prior to acceptance by Gas Natural of those Endesa ADSs for exchange in the U.S. offer. Gas Natural shall not have the rights specified in clauses (d) or (f) above until it has irrevocably accepted those Endesa ADSs tendered in the offers. Upon acceptance by Gas Natural of tendered Endesa ADSs in the U.S. offer, the undersigned shall have no further rights with respect to those Endesa ADSs, except that the undersigned shall have a right to receive from Gas Natural the offer consideration in accordance with the U.S. offer.

The undersigned hereby irrevocably appoints each designee of Gas Natural as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall, in his sole discretion, deem proper and otherwise act (by written consent or otherwise), with respect to all of the Endesa ADSs tendered hereby (and any associated distributions) that have been accepted for payment by Gas Natural prior to the time of any vote or other action (and any and all other Endesa ordinary shares or other securities or rights issued or issuable in respect of such Endesa ADSs) at any meeting of security holders of Endesa (whether annual or special and whether or not an adjourned or postponed meeting), any actions by written consent in lieu of any such meeting or otherwise. This proxy and power of attorney is coupled with an interest in the tendered Endesa ADSs, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the Endesa ADSs by Gas Natural in accordance with the terms of the U.S. offer. Such acceptance for payment shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Endesa ADSs (and all such other Endesa ordinary shares or other securities or rights), and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed effective). The undersigned understands that, in order for the Endesa ADSs to be deemed validly tendered, immediately upon Gas Natural’s acceptance of such Endesa ADSs, Gas Natural or its designee must be able to exercise full voting, consent and other rights with respect to such Endesa ADSs (and any associated distributions), including, the right to instruct the ADS depositary with respect to voting at any meeting of Endesa’s stockholders.

The undersigned hereby represents and warrants that the undersigned has full power and authority to accept the U.S. offer and to tender, exchange, sell, assign, cancel and transfer the Endesa ADSs (and any associated distributions) tendered hereby (and any and all other Endesa ordinary shares or other securities or rights issued or issuable in respect of such Endesa ADSs), and that when the same are accepted for payment by Gas Natural, Gas Natural will acquire good, marketable and unencumbered title thereto and to all distributions, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

The undersigned, upon request, shall execute and deliver all additional documents deemed by the U.S. Exchange Agent or Gas Natural to be necessary or desirable to complete the sale, assignment, transfer of the Endesa ADSs (and any associated distributions) tendered hereby (and any and all other Endesa ordinary shares or other securities or rights issued or issuable in respect of such Endesa ADSs).

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

The undersigned understands that the valid tender of the Endesa ADSs pursuant the procedures described in the Prospectus under “Part Five —The Exchange—Procedures for Tendering”, and the instructions hereto, will constitute a binding agreement between the undersigned and Gas Natural upon the terms and subject to the conditions of the U.S. offer. Without limiting the foregoing, if the price to be paid in the U.S. offer is amended in accordance with the U.S. offer, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this ADS letter of transmittal. The undersigned recognizes that under certain circumstances set forth in the Prospectus, Gas Natural may not be required to accept for payment any of the Endesa ADSs tendered hereby. If acceptance has been made in respect of Endesa ADSs, then a separate acceptance in respect of Endesa ordinary shares represented by such Endesa ADSs may not be made.

The undersigned acknowledges the consideration offered in exchange for each Endesa ordinary share or ADS will not be reduced as a result of the complementary dividend from Endesa’s 2005 results proposed by the board of directors of Endesa of €2.095 per share, provided that the registration with the Commercial Registry of Barcelona of the new ordinary shares to be issued in the capital increase of Gas Natural in connection with the offers takes place before the payment date of such dividend. However, the undersigned further acknowledges that, in the event that the payment of this dividend takes place before the registration with the Commercial Registry of Barcelona of the new Gas Natural ordinary shares, the cash consideration offered in exchange for each Endesa ordinary share or ADS will be reduced as follows: (i) if the payment of the dividend takes place before the announced date of payment of July 3, 2006, the cash consideration will be reduced by an amount equal to the gross value of the €2.095 per share dividend; and (ii) if the payment of the dividend takes place on or after the announced date of payment of July 3, 2006, the consideration will be reduced by an amount equal to the gross value of the excess of such dividend which does not comply with Endesa’s dividend policy as filed with the CNMV on July 7, 2005, which is €1.357 per share. See “Part Five —The Exchange —Consideration Offered after Payment of Dividends” in the Prospectus.

The undersigned understands that Gas Natural will not issue any fraction of a Gas Natural ADS or any fraction of a Gas Natural ordinary share. See Instruction 14.

Gas Natural will be deemed to have accepted for exchange all validly tendered and not withdrawn Endesa ADSs at the expiration of the U.S. offer, subject only to the conditions to completion of the U.S. offer.

The undersigned understands that the ordinary shares underlying the Endesa ADSs validly tendered and not withdrawn will be recorded at Iberclear (the institution which manages the Spanish clearance and settlement system of the Spanish Stock Exchanges and maintains the central share registry for all listed companies), in favor of Gas Natural. Following expiration of the offers, Iberclear will block the ordinary shares represented by Endesa ADSs and issue a certificate evidencing such blockage. The Endesa ordinary shares represented by Endesa ADSs so blocked will be deemed delivered for the purposes of Gas Natural’s share capital increase issuing the new Gas Natural ordinary shares. Gas Natural’s Board of Directors will adopt a resolution declaring that Gas Natural’s share capital increase has been completed and subscribed by the in-kind contribution of the Endesa ordinary shares (including Endesa ordinary shares represented by ADSs). This resolution must be registered with the Commercial Registry of Barcelona, Spain. Upon registration of the share capital increase with the Commercial Registry, the new Gas Natural ordinary shares (including those represented by ADSs) will be recorded at Iberclear in favor of the holders tendering Endesa securities. Gas Natural will apply for its new ordinary shares to be listed on the four Spanish Stock Exchanges. Gas Natural will apply for its new ADSs to be listed on the New York Stock Exchange.

Assuming the conditions to the U.S. offer have been satisfied and after receipt by the depositary (or its local custodian) for Gas Natural’s ADS program of the Gas Natural ordinary shares underlying the Gas Natural ADSs, Gas Natural will cause the ADSs representing the Gas Natural ordinary shares to be delivered in settlement of the U.S. offer within approximately 15 business days after the expiration date. During this 15-business day period the undersigned understands that the undersigned will not have title to the Endesa securities validly tendered. When Gas Natural’s Board adopts the resolution affecting the capital increase and such resolution is registered with the Commercial Registry and Iberclear, the undersigned will be considered, under Spanish law, to have paid for and acquired title to the Gas Natural ordinary shares represented by the Gas Natural ADSs being issued to the undersigned.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions,” in consideration of the Endesa ADSs tendered hereby, the undersigned hereby instructs the U.S. Exchange Agent to issue a check (including any cash payments for the Endesa ADSs and cash in lieu of fractional Gas Natural ADSs, if any) and one certificate evidencing the applicable number of Gas Natural ADSs (or, in the case of delivery through the Book-Entry Transfer Facility, credit the appropriate account with the cash and Gas Natural ADSs) or, in the case of an election to deliver Gas Natural ordinary shares, to record the new Gas Natural ordinary shares with Iberclear, and return all Endesa ADRs representing Endesa ADSs not purchased or not tendered, in the name(s) of the undersigned. Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions,” the undersigned hereby instructs the U.S. Exchange Agent to mail the certificate representing Gas Natural ADSs and the check (or, in the case of delivery through the Book-Entry Transfer Facility, credit the appropriate account with the cash and Gas Natural ADSs), and return any ADRs representing Endesa ADSs not purchased or tendered (and accompanying documents, as appropriate), to the undersigned at the address(es) appearing above in the box entitled “Description of ADSs Tendered”. In the case of a book-entry delivery of Endesa ADSs, the undersigned hereby instructs the U.S. ADS U.S. Exchange Agent to credit the account maintained at the Book-Entry Transfer Facility with any Endesa ADSs that are not tendered or are not accepted for exchange.

In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, the undersigned hereby instructs the U.S. Exchange Agent to issue the check and register the Gas Natural ADSs, and return all Endesa ADSs not purchased or not tendered, in the name(s) of, and mail such check and certificates to, the person(s) so indicated. The undersigned recognizes that Gas Natural has no obligation, pursuant to the Special Issuance Instructions, to transfer any Endesa ADSs from the name of the registered owner(s) thereof if Gas Natural does not purchase any of the Endesa ADSs tendered hereby.

The cash consideration paid to tendering Endesa ADS holders will be paid in U.S. dollars converted at a then-current spot exchange rate and distributed, net of expenses, to such holders. For further information see “Part Five—The Exchange-Procedures for Tendering” in the Prospectus. Under no circumstances will interest be paid in respect of the exchange of cash and Gas Natural ADSs or ordinary shares for Endesa ADSs tendered, regardless of any delay in making the exchange.

The undersigned understands that Gas Natural reserves the right to transfer or assign, in whole at any time, or in part from time to time, to one or more of its affiliates, the right to purchase all or any portion of the Endesa ADSs tendered pursuant to the U.S. offer, but any such transfer or assignment will not relieve Gas Natural of its obligations under the U.S. offer and will in no way prejudice the rights of holders to receive payment for Endesa ADSs validly tendered and accepted for payment pursuant to the U.S. offer.

SUBJECT TO THE TERMS OF THE PROSPECTUS, THIS ADS LETTER OF TRANSMITTAL SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF ENDESA ADSs PURSUANT TO THE U.S. OFFER SHALL NOT BE MADE, UNTIL THE ENDESA ADSs IN RESPECT OF WHICH THE U.S. OFFER IS BEING ACCEPTED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY THE U.S. ADS U.S. EXCHANGE AGENT. GAS NATURAL WILL DETERMINE IN ITS SOLE DISCRETION ALL QUESTIONS AS TO THE FORM OF DOCUMENTS, INCLUDING ANY NOTICE OF WITHDRAWAL AND THE VALIDITY, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE OF TENDERED ENDESA ADSs. GAS NATURAL’S DETERMINATION WILL BE FINAL AND BINDING ON ALL PARTIES.

BOX 2: SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 4, 5 and 6)

To be completed ONLY if the check and/or Gas Natural ADSs with respect to the Endesa ADSs accepted for exchange are to be issued in the name of someone other than the undersigned.

Issue    ☐  Check and or

             ☐  Certificate(s) to

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

(also complete Substitute Form W-9 included herein)

BOX 3: SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4, 5 and 6)

To be completed ONLY if the check and/or Gas Natural ADSs with respect to the Endesa ADSs accepted for exchange are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Mail     ☐  Check and/or

             ☐  Certificate(s) to

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

(also complete Substitute Form W-9 included herein)

BOX 4: ELECTION OF SECURITIES TO BE DELIVERED

(See Instruction 12)

In addition to the cash consideration to be delivered in accordance with the Prospectus for tendered Endesa ADSs, you will receive, at your option, either (i) all Gas Natural ADSs or (ii) all Gas Natural ordinary shares. Please indicate below whether you are tendering your Endesa ADSs for Gas Natural ADSs or Gas Natural ordinary shares.

Deliver:

☐ All Gas Natural ordinary shares	☐ All Gas Natural ADSs

(1)	You are not required to make any election, in which case you will automatically receive, in addition to the cash consideration, the Standard Entitlement (which consists solely of Gas Natural ADSs). If you hold Endesa ADSs in book-entry form and plan to tender Endesa ADSs using an agent’s message, you should indicate your election as part of the agent’s message.

(2)	Delivery of Gas Natural ordinary shares or Gas Natural ADSs will be made in accordance with the terms and conditions of the Prospectus. Please refer to “Part Five: The Exchange-Acceptance and Delivery of Securities” of the Prospectus. Also, please refer to the Prospectus for information regarding the differences between Gas Natural ADSs and Gas Natural ordinary shares.

(3)	If you elect to receive all Gas Natural ordinary shares, please indicate below the name of the eligible institution registered with Iberclear and the account number where the ordinary shares of Gas Natural should be credited:

Name of Institution Registered with Iberclear:

Account Number:

BOX 5: SIGN HERE AND COMPLETE SUBSTITUTE FORM W-9 INCLUDED HEREIN

Signature(s) of Holder(s)

(See guarantee requirement below)

Dated:                          , 2006

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the ADR representing the Endesa ADS or on a security position listing or by person(s) authorized to become registered owner(s) by endorsement, stock powers and documents transmitted herewith. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. (See Instructions 1 and 4.)

Name(s)

(Please Print)

Name of Firm

Capacity (full title)

Address

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

GUARANTEE OF SIGNATURE(S)

(If required, See Instructions 1, 2 and 4)

Authorized Signature

Name

(Please Print)

Name of Firm

Address

(Zip Code)

Area Code and Telephone Number

Dated:                          , 2006

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

To complete this ADS letter of transmittal, you must do the following:

•	Fill in the box entitled “Description of ADSs Tendered”.

•	Sign and date this ADS letter of transmittal in the box entitled “Sign Here”.

•	Fill in and sign in the box entitled “Substitute Form W-9”.

In completing this ADS letter of transmittal, you may (but are not required to) also do the following:

•	If you want any cash payment and/or Gas Natural ADSs issued in the name of another person, complete the box entitled “Special Issuance Instructions”.

•	If you want any cash payment and/or Gas Natural ADSs, or ADRs for Endesa ADSs, delivered to an address other than that appearing under your signature, complete the box entitled “Special Delivery Instructions”.

If you complete the box entitled “Special Issuance Instructions” or “Special Delivery Instructions,” you must have your signature guaranteed by an Eligible Institution (as defined in Instruction 1 below) unless the ADS letter of transmittal is signed by an Eligible Institution.

1.    Guarantee Of Signatures.    Except as otherwise provided below, all signatures on this ADS letter of transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Program (MSP), or the Stock Exchanges Medallion Program (SEMP) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) (each of the foregoing, an “Eligible Institution”). Signatures on this ADS letter of transmittal need not be guaranteed (a) if this ADS letter of transmittal is signed by the registered holder(s) of the ADSs surrendered herewith and such holder(s) have not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” on this ADS letter of transmittal, or (b) if such ADSs are surrendered for the account of an Eligible Institution. See Instruction 4.

2.    Delivery of ADS Letter of Transmittal and ADRs or Book-Entry Confirmations.    This ADS letter of transmittal is to be used either if (i) ADRs evidencing the Endesa ADSs for the U.S. offer are to be forwarded herewith or (ii) unless an agent’s message (as defined below) is used, if Endesa ADSs are to be delivered by book-entry transfer pursuant to the procedure set forth in the Prospectus under “Part Five—The Exchange Offer—Procedures for Tendering”. ADRs evidencing all physically tendered Endesa ADSs, or confirmation of a book-entry transfer, if such procedure is available, into the U.S. Exchange Agent’s account at the Book-Entry Transfer Facility (“Book-Entry Confirmation”) of all Endesa ADSs delivered by book-entry transfer together with a properly completed and duly executed ADS letter of transmittal (or facsimile thereof), or an agent’s message in the case of book-entry transfer, and any other documents required by this ADS letter of transmittal, must be received by the U.S. Exchange Agent at one of its addresses set forth herein prior to the expiration date of the U.S. offer. If ADRs evidencing tendered Endesa ADSs are forwarded to the U.S. Exchange Agent in multiple deliveries, a properly completed and duly executed ADS letter of transmittal must accompany each such delivery.

The term “agent’s message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the U.S. Exchange Agent and forming a part of the Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participants in the Book-Entry Transfer Facility tendering the Endesa ADSs that such participant has received this ADS letter of transmittal and agrees to be bound by the terms of this ADS letter of transmittal and that Gas Natural may enforce such agreement against such participant.

The method of delivery of this ADS letter of transmittal, ADRs evidencing Endesa ADSs and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the option and risk of the tendering ADS holder, and the delivery will be deemed made only when actually received by the U.S. Exchange Agent (including, in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Endesa ADSs will be purchased or accepted for exchange. By execution of this ADS letter of transmittal (or facsimile hereof), all tendering holders of Endesa ADSs waive any right to receive any notice of the acceptance of their Endesa ADSs for exchange.

3.    Inadequate Space.    If the space provided herein is inadequate, the serial number of the ADRs, the total number of Endesa ADSs represented by such ADRs, the number of Endesa ADSs surrendered and any other required information should be listed on a separate signed schedule attached hereto.

4.    Signatures on ADS letter of transmittal, Stock Powers and Endorsements.    If this ADS letter of transmittal is signed by the registered holder(s) of the Endesa ADSs surrendered hereby, the signature(s) must correspond with the name(s) as written on the face of the ADRs without any alteration or change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.

If any of the Endesa ADSs surrendered hereby are owned of record by two or more joint owners, all such owners must sign this ADS letter of transmittal. If any of the Endesa ADSs surrendered are registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate ADS letters of transmittal as there are different registrations of ADRs.

If this ADS letter of transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the U.S. Exchange Agent of their authority to act must be submitted.

If this ADS letter of transmittal is signed by the registered holder(s) of the Endesa ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required, unless payment is to be made to a person other than the registered owner(s), in which case, the certificate(s) representing the Endesa ADSs tendered hereby must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this ADS letter of transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Gas Natural of such person’s authority to so act must be submitted.

If this ADS letter of transmittal is signed by a person other than the registered holder(s) of the Endesa ADSs listed, the ADRs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on the ADRs evidencing such Endesa ADSs. Signatures on such ADRs or stock power must be guaranteed by an Eligible Institution.

5.    Special Issuance and Delivery Instructions.    If the ADRs evidencing Gas Natural ADSs and/or any check for the cash consideration and for fractional Gas Natural ADSs or ordinary shares are to be issued in the name of a person other than the signer of this ADS letter of transmittal, or if the ADRs evidencing Gas Natural ADSs and/or any check for the cash consideration and for fractional Gas Natural ADSs or ordinary shares are to be sent to a person other than the signer of this ADS letter of transmittal or to an address other than that indicated in Box 1: “Description of ADSs Tendered,” the appropriate Special Issuance Instructions (Box 2) and/or the Special Delivery Instructions (Box 3) on this ADS letter of transmittal should be completed.

6.    Requests for Assistance or Additional Copies.    Holders of Endesa ADSs may use this ADS letter of transmittal to tender the Endesa ADSs. Direct holders of Endesa ordinary shares may not surrender their ordinary shares pursuant to this ADS letter of transmittal. Questions and requests for assistance or additional copies of the Prospectus or this ADS letter of transmittal may be directed to Georgeson Shareholder Communications, Inc., the information agent, at the addresses and telephone numbers set forth at the end of this ADS letter of transmittal.

7.    Holders of Ordinary Shares and Beneficial Owners of ADSs.    This ADS letter of transmittal cannot be used to tender Endesa ordinary shares not represented by Endesa ADSs. Holders of Endesa ordinary shares have been sent a U.S. Form of Acceptance for Endesa ordinary shares. If you hold Endesa ordinary shares directly and wish to tender, you should complete and sign a U.S. Form of Acceptance for Endesa ordinary shares. If any holder of Endesa ordinary shares not represented by Endesa ADSs needs to obtain a copy of the U.S. Form of Acceptance, such holder should contact Georgeson Shareholder Communications, Inc., the information agent, at the addresses and telephone numbers set forth at the end of this ADS letter of transmittal and in the Prospectus. Please refer to the Prospectus for more information and contact the information agent with any questions.

A tendering of Endesa ADSs to the U.S. Exchange Agent can be made only by the holder of record of the Endesa ADSs. If you are the beneficial owner of Endesa ADSs that are held through a broker, dealer, commercial bank, trust company or other nominee that is the record holder of those Endesa ADSs, the tendering of your Endesa ADSs will be made by book-entry transfer to an account maintained by the U.S. Exchange Agent at The Depository Trust Company. Your bank or broker can assist you in completing this ADS letter of transmittal. The instructions included with this ADS letter of transmittal must be followed.

8.    Lost, Destroyed or Stolen ADRs.    If any ADR(s) representing Endesa ADS(s) has been lost, destroyed or stolen, the holder should promptly notify Citibank, N.A., the depositary of the Endesa ADS facility. The holder will then be instructed as to the steps that must be taken in order to replace the ADR(s). This ADS letter of transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen ADRs have been complied with.

9.    Taxpayer Identification Number; 28% Backup Withholding; Substitute Form W-9.    Under U.S. federal income tax law, a holder who surrenders Endesa ADSs pursuant to the Prospectus is required to provide the U.S. Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on Substitute Form W-9 and to certify that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) or otherwise establish a basis for exemption from backup withholding. If the U.S. Exchange Agent is not provided with the correct TIN, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to such holder with respect to fractional Gas Natural ADSs or ordinary shares may be subject to backup withholding.

Certain holders (including, among others, corporations and certain foreign persons) are not subject to backup withholding and reporting requirements. Exempt holders should indicate their exempt status on Substitute Form W-9. Use Substitute Form W-9 only if you are a U.S. person, including a resident alien individual. A foreign person may qualify as an exempt recipient by submitting to the U.S. Exchange Agent a properly completed appropriate Internal Revenue Service Form W-8BEN (a “Form W-8BEN”) (or other applicable form) signed under penalties of perjury, attesting to the holder’s exempt status. A Form W-8BEN (or other applicable form) can be obtained from the information agent.

A holder who does not have a TIN may check the box in Part 3 of the Substitute Form W-9 if such holder has applied for a number or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder must also complete the “Certificate of Awaiting Taxpayer Identification Number” below in order to avoid backup withholding. If the box is checked, payments made will be subject to backup withholding unless the holder has furnished the U.S. Exchange Agent with his or her TIN within 60 days. A holder who checks the box in Part 3 in lieu of furnishing such holder’s TIN should furnish the U.S. Exchange Agent with such holder’s TIN as soon as it is received.

Under U.S. federal income tax law, payment of cash by the U.S. Exchange Agent may be subject to U.S. backup withholding tax at a 28% rate unless the holder establishes entitlement to an exemption. If backup withholding applies, the U.S. Exchange Agent is required to withhold 28% of any payments to be made to the holder. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of such tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service (the “IRS”). The U.S. Exchange Agent cannot refund amounts withheld by reason of backup withholding.

In order to avoid such backup withholding, each holder delivering Endesa ADSs to the U.S. Exchange Agent should complete and sign the Substitute Form W-9 included with this ADS letter of transmittal and either (a) provide its TIN and certify, under penalties of perjury, that the TIN so provided is correct and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the IRS that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (iii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for an exemption. In general, if such holder is an individual, the TIN is his or her social security number. If the U.S. Exchange Agent is not provided with the correct TIN, such holder may be subject to a $50 penalty imposed by the IRS and payments that are made to such holder with respect to fractional Endesa ADSs may be subject to backup withholding.

10.    Conditions; Waiver of Conditions.    Gas Natural’s obligation to accept Endesa ADSs in the U.S. offer is subject to the conditions set forth in the Prospectus. Such conditions, however, may be waived, in whole or in part, by Gas Natural, in its sole discretion, at any time and from time to time. See “Part Five—The Exchange Offer—Conditions” in the Prospectus.

11.    No Interest; Foreign Exchange Currency.    Under no circumstances will interest be paid on the exchange of Endesa ADSs tendered for Gas Natural ADSs or Gas Natural ordinary shares, and cash, regardless of any delay in making the exchange or extension of the expiration date for the U.S. offer. The cash consideration for tendering holders of Endesa ADSs will be paid in U.S. dollars, converted at a then-current spot exchange rate, and will be distributed, net of expenses, to such holders. For further information, see “Part Five—The Exchange Offer—Terms of the Exchange Offer” in the Prospectus.

12.    Securities Election.    For each of your tendered Endesa ADSs, you may elect to receive, in addition to an amount in cash in U.S. dollars equal, after expenses to €7.34, without interest, either all Gas Natural ADSs or all Gas Natural ordinary shares. You are not required to make any election, in which case you will automatically receive, in addition to the cash consideration, the Standard Entitlement (which consists of Gas Natural ADSs). For additional information regarding the election, see the Prospectus under “Part Five—The Exchange Offer—Terms of the Exchange Offer” and “Part Three—Risk Factors” in the Prospectus.

To make an all Gas Natural ADSs or all Gas Natural ordinary shares election with respect to any of your tendered Endesa ADSs, you must provide the information requested above in Box 4 entitled “Election of Securities to be Delivered”. If there are any errors or mistakes in completing the “Election of Securities to be Delivered” box, including errors in the number of eligible elections that can be made with respect to the tendered Endesa ADSs, Gas Natural shall be able to determine, in its sole discretion, that any such tendered Endesa ADSs shall receive the Standard Entitlement.

If you hold Endesa ADSs in book-entry form and plan to tender Endesa ADSs using an agent’s message, you should indicate your securities election as part of the agent’s message.

If you hold Endesa ADSs and elect to receive, in addition to the cash consideration, all Gas Natural ordinary shares, you have to provide the information regarding the name of the eligible institution registered with Iberclear and the account number where you wish your Gas Natural ordinary shares to be delivered in the box entitled “Election of Securities to be Delivered”.

13.    Consideration Offered after Payment of Dividends.    The consideration offered in exchange for each Endesa ordinary share or ADS will not be reduced as a result of the complementary dividend from Endesa’s 2005 results proposed by the board of directors of Endesa of €2.095 per share, provided that the registration with the Commercial Registry of Barcelona of the new ordinary shares to be issued in the capital increase of Gas Natural in connection with the offers takes place before the payment date of such dividend. However, the undersigned further acknowledges that, in the event that the payment of this dividend takes place before the registration with the Commercial Registry of Barcelona of the new Gas

Natural ordinary shares, the cash consideration offered in exchange for each Endesa ordinary share or ADS will be reduced as follows: (i) if the payment of the dividend takes place before the announced date of payment of July 3, 2006, the cash consideration will be reduced by an amount equal to the gross value of the €2.095 per share dividend; and (ii) if the payment of the dividend takes place on or after the announced date of payment of July 3, 2006, the consideration will be reduced by an amount equal to the gross value of the excess of such dividend which does not comply with Endesa’s dividend policy as filed with the CNMV on July 7, 2005, which is €1.357 per share. See “Part Five—The Exchange—Consideration Offered after Payment of Dividends” in the Prospectus.

14.    Fractional Entitlements.    No fractional Gas Natural ordinary shares will be issued in connection with the U.S. offer. In lieu of any fraction of a Gas Natural ordinary share that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer, you will receive the U.S. dollar equivalent of an amount in cash equal to the product of that fraction and the average sale price per Gas Natural ordinary share, net of expenses, realized on Automated Quotation System in Spain in the sale by an agent of the U.S. Exchange Agent of all the aggregated fractional Gas Natural ordinary shares that would have otherwise been issued in the U.S. offer.

No fractional Gas Natural ADSs will be issued in connection with the U.S. offer. In lieu of any fraction of a Gas Natural ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer, you will receive an amount in U.S. dollars equal to the product of that fraction and the average sale price per Gas Natural ordinary share underlying each ADS, net of expenses, realized on the New York Stock Exchange in the sale by the U.S. Exchange Agent of all the aggregated fractional Gas Natural ADSs that would have otherwise been issued in the U.S. offer.

The sale of the aggregated Gas Natural ADSs on the New York Stock Exchange and the sale of the aggregated fractional Gas Natural ordinary shares on the Automated Quotation System in Spain, will occur within approximately 15 trading days following the expiration of the offers. Thus, you will not know the exact amount of the cash payment you will receive in lieu of any fractional Gas Natural ADS or ordinary share at the time that you tender your Endesa securities because this amount will depend on the trading prices of Gas Natural ADSs and ordinary shares, as applicable, after the completion of the offers. Payments of cash in lieu of any fractional Gas Natural ordinary share or fractional Gas Natural ADS that you would otherwise have been entitled to receive pursuant to the terms of the U.S. offer will be paid to you as promptly as practicable.

You must tender at least 2 Endesa ADSs in order to receive at least 1 Gas Natural ADS or 1 Gas Natural ordinary share. Otherwise, you will receive only cash consideration. See “Part One—Questions and Answers” in the Prospectus for examples of the amount of the cash payment that you will receive in lieu of any fractional Gas Natural ADS or ordinary share.

Important: This ADS letter of transmittal or a manually signed facsimile thereof (together with any required signature guarantees and/or confirmation of book entry transfer and all other required documents) must be received by U.S. Exchange Agent on or prior to the expiration of the U.S. offer, and either ADRs evidencing the tendered Endesa ADSs must be received by the U.S. Exchange Agent or Endesa ADSs must be delivered pursuant to the procedures for book-entry transfer, in each case, prior to the expiration of the U.S. offer.

TO BE COMPLETED BY ALL TENDERING ENDESA ADS HOLDERS (See Instruction 9)

PAYER’S NAME: THE BANK OF NEW YORK, AS U.S. EXCHANGE AGENT
SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service The Bank of New York’s Request for Taxpayer Identification Number (“TIN”)	PART 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number

PART 2—CERTIFICATION.    Under penalties of perjury, I certify that:

1. the number shown on this form is my correct Taxpayer Identification Internal Number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including a U.S. resident alien)

PART 3— Awaiting TIN ☐

CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2).

The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.

Signature of U.S. person:	Date:

Name of U.S. person: (Please Print)

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Questions and requests for assistance or additional copies of the prospectus, ADS letter of transmittal and other offering materials may be directed to the information agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. offer.

Signature of U.S. person	Date

The Information Agent for the U.S. Offer is:

17 State Street, 10th Floor

New York, NY 10004

Toll Free (888) 206-0860

Banks and Brokers (212) 440-9800

The Dealer-Manager for the U.S. offer is:

299 Park Avenue, 39th Floor

New York, NY 10171

Toll Free (877) 237-5947